UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 10, 2005

ISONICS CORPORATION

(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.03 — Material Modification to Rights of Security Holders

On June 10, 2005, we entered into an amendment to the terms of the Amended and Restated Warrant Agreement (dated July 26, 2001) for our outstanding Class B Redeemable Common Stock Purchase Warrants and our Class C Redeemable Common Stock Purchase Warrants (the “Warrants”) by which we extended the Warrant Expiration Date from its current expiration at 5:00 pm on December 31, 2005 until 5:00 pm on Friday, December 29, 2006.  The amendment will be effective on June 17, 2005, after notification to the warrant holders as required by the Warrant Agreement.

                We will file amendment no. 4 to our Form 8-A registration statement to reflect this amendment.

Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits

Exhibit	Description
4.11	Amendment no. 1 (dated June10, 2005) to the Amended and Restated Warrant Agreement dated July 26, 2001
99.1	Notification letter dated June 10, 2005, sent to Warrant holders on or about June 10, 2005

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of June 2005.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer